UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2019
THE DAVEY TREE EXPERT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	000-11917	34-0176110
(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)	Direct Financial Obligation
On February 5, 2019, The Davey Tree Expert Company (the “Company”) issued 4.00% Senior Notes, Series B, due September 21, 2028, in the aggregate principal amount of $25 million to certain affiliates of PGIM, Inc. (the “Series B Notes”). The Series B Notes were issued pursuant to a Note Purchase and Private Shelf Agreement, dated as of September 21, 2018, between the Company and PGIM, Inc. and certain affiliates of PGIM, Inc. (the “Note Purchase Agreement”). Subsequent series of promissory notes may be issued from time to time pursuant to the Note Purchase Agreement in an aggregate additional principal amount not to exceed $25 million, subject to the satisfaction of certain conditions set forth in the Note Purchase Agreement. The net proceeds of the Series B Notes will be used for general corporate purposes and to pay down borrowings under the Company’s existing revolving credit facility.
The Series B Notes rank pari passu with all other senior unsecured obligations of the Company. Interest is payable semiannually in arrears and five equal, annual principal payments commence on September 21, 2024. The Company may prepay at any time all, or from time to time any part of, the outstanding principal amount of the Series B Notes, subject to the payment of a make-whole amount. The Series B Notes are subject to the terms of the Note Purchase Agreement, which contains customary events of default and covenants related to limitations on indebtedness and transactions with affiliates and the maintenance of certain financial ratios.
The Series B Notes are guaranteed by the following subsidiaries of the Company: Davey Tree Surgery Company, Wolf Tree, Inc., The Care of Trees, Inc., and Davey Resource Group, Inc.
Following the issuance of the Series B Notes, promissory notes in the aggregate principal amount of $75 million are outstanding under the Note Purchase Agreement.
The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the provisions of the Note Purchase Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 27, 2018 and is incorporated herein by reference.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Joseph R. Paul
Joseph R. Paul
Executive Vice President, Chief Financial Officer
and Secretary (Principal Financial Officer)
Date: February 7, 2019